Exhibit 4.1

PIEDMONT NATURAL GAS COMPANY, INC.
AND
CITIBANK, N.A., TRUSTEE
THIRD SUPPLEMENTAL INDENTURE
DATED AS OF JUNE 20, 2006
Supplemental to Indenture Dated as of April 1, 1993
6.25% INSURED QUARTERLY NOTES SERIES 2006, DUE 2036

TABLE OF CONTENTS1

[1]	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of June 20, 2006, between PIEDMONT NATURAL GAS COMPANY, INC., a corporation organized and existing under the laws of the State of North Carolina (the “Company”), and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (in such capacity, the “Trustee”).
WITNESSETH:
     WHEREAS, a predecessor to the Company has heretofore executed and delivered to the Trustee an Indenture dated as of April 1, 1993 (the “Base Indenture”);
     WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of February 25, 1994 (pursuant to which the Company assumed all of the obligations of its predecessor company under the Base Indenture) and a Second Supplemental Indenture dated as of June 15, 2003 (collectively, with the Base Indenture, the “Original Indenture”);
     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Third Supplemental Indenture, is herein called the “Indenture”;
     WHEREAS, the Original Indenture provides that the Company and the Trustee may from time to time enter into indentures supplemental thereto to issue and establish the form or terms of a new series of Debt Securities;
     WHEREAS, the Company proposes to issue under the Indenture a new series of Debt Securities;
     WHEREAS, the Original Indenture provides that the Company and the Trustee may from time to time enter into indentures supplemental thereto to change or eliminate any provision of the Indenture or to add any new provision to the Indenture; provided that if such change, elimination or addition will adversely affect the interest of the holders of the Debt Securities of any series in any material respect, such change, elimination, or addition will become effective with respect to such series only when there is no Debt Security of such series remaining outstanding under the Indenture;
     WHEREAS, the Company proposes to modify and amend Section 4.07 of the Indenture as it would apply to Debt Securities issued under the Indenture on or after the date hereof to permit the Company to incur certain liens described herein and in the Indenture; and
     WHEREAS, the Company represents that all acts and things necessary to constitute this Third Supplemental Indenture a valid, binding and enforceable instrument have been done and performed, and the execution of this Third Supplemental Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Third Supplemental Indenture:
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt whereof is hereby acknowledged, the parties have executed and delivered this Third Supplemental Indenture and the Company covenants and agrees with the Trustee as follows:
ARTICLE 1
6.25% Insured Quarterly Notes Series 2006, Due 2036
     SECTION 101. Establishment. There is hereby established a new series of Debt Securities to be issued under the Indenture, to be designated as the Company’s 6.25% Insured Quarterly Notes Series 2006, Due 2036 (the “Notes”).
     There are to be authenticated and delivered $200,000,000 aggregate principal amount of Notes. No Notes shall be authenticated and delivered in excess of the principal amount except as provided by Sections 2.07, 2.08, 2.09, 3.03 or 10.04 of the Original Indenture. The Notes shall be issued in definitive fully registered form.
     The Notes shall be issued in the form of a Global Security in substantially the form set out in Exhibit A hereto. The Depository with respect to the Notes shall be The Depository Trust Company.
     The form of the Trustee’s Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.
     Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
     The Notes will not have a sinking fund.
     SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
     “Beneficial Owner” has the meaning set forth in Section 108 hereof.
     “Fiscal Agent” means U.S. Bank Trust National Association, New York, New York, or its successor.
     “Initial Period” has the meaning set forth in Section 108 hereof.
     “Insurance Agreement” means that certain Insurance Agreement, dated as of June 20, 2006, by and between the Company and the Insurer.
     “Insurer” means Financial Guaranty Insurance Company, a New York stock insurance corporation, or any successor thereto.
     “Interest Payment Dates” means March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2006.

     “Mandatory Redemption Event” means the occurrence of (a) the following series of events: (i) the Company consolidates, merges, reorganizes or otherwise transfers substantially all of its assets, (ii) the consolidation, merger, reorganization or transfer of assets results in the Company no longer being engaged in the business of the distribution of natural gas in North Carolina, South Carolina and Tennessee, (iii) the obligations of the Company under the Indenture are neither assumed nor guaranteed by the resulting entity that is thereafter to engage in the distribution of natural gas in North Carolina, South Carolina and Tennessee, (iv) the Insurer has not consented to such consolidation, merger, reorganization or transfer and (v) the Insurer notifies the Trustee in writing that the Notes shall be called for redemption, or (b) the Company’s failure to make, when due, any premium payment required under the Insurance Agreement within ten (10) days after receipt by the Company of written notice thereof from the Insurer, and the Insurer does not consent to or waive such failure.
     “Original Issue Date” means June 20, 2006.
     “Participants” has the meaning set forth in Section 108 hereof.
     “Policy” means the surety bond for the benefit of the holders of the Notes issued by the Insurer with respect to payments due for principal of and interest on the Notes as provided in such policy.
     “Redemption Request” has the meaning set forth in Section 108 hereof.
     “Representatives” has the meaning set forth in Section 108 hereof.
     “Subsequent Period” has the meaning set forth in Section 108 hereof.
     “Stated Maturity” means June 1, 2036.
     SECTION 103. Payment of Principal and Interest. The principal of the Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Notes shall bear interest at the rate of 6.25% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Notes are registered at the close of business on the Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Record Date and will be paid to the Person in whose name the Notes are registered on a subsequent record date established for the payment of such defaulted interest by notice given by mail or on behalf of the Company to the Holders no less than fifteen (15) days preceding such subsequent record date, such record date to be not less than five (5) days preceding the date of payment of such defaulted interest or in any other lawful manner acceptable to the Trustee.
     Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Date. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.
     Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of the principal and interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by wire transfer to the Holders entitled thereto who have provided appropriate wire transfer instructions to the Trustee, or by check mailed to the Holders of the Notes entitled thereto at their last addresses as they appear on the Debt Security Register or (ii) if the Notes are Book-Entry Debt Securities, the Depository, as Holder of the Notes, shall be entitled to receive payment of interest by wire transfer of immediately available funds.
     SECTION 104. Denominations. The Notes may be issued in denominations of $1,000, or any integral multiple thereof.
     SECTION 105. Global Securities. The Notes will be issued in the form of a Global Security registered in the name of the Depository or its nominee. Except under the limited circumstances described below, Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive form. The Global Securities described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.
     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depository.
     Subject to the procedures of the Depository, a Global Security shall be exchangeable for Notes registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security and no successor Depository shall have been appointed by the Company, or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depository is required to be so registered to act as such Depository and no successor Depository shall have been appointed by the Company, in each case within 60 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depository shall direct.

     SECTION 106. Transfer. No service charge will be made for the exchange or register a transfer of Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     The Company shall not be required to exchange or register a transfer of (a) Notes for a period of fifteen (15) days next preceding the mailing of the notice of any redemption of Notes to be redeemed, or (b) Notes selected, called or being called for redemption, except, in the case of Notes to be redeemed in part, the portion thereof not to be so redeemed.
     SECTION 107. Redemption at the Company’s Option. The Notes will be subject to redemption at the option of the Company in whole or in part, without premium or penalty, at any time and from time to time on or after June 1, 2011, upon not less than 30 nor more than 60 days’ notice by mail, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to but excluding the applicable redemption date.
     In the event of redemption of the Notes in part only, a new Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.
     Any redemption of less than all of the Notes shall, with respect to the principal thereof, be divisible by $1,000.
     On or after the date of redemption, interest will cease to accrue on the Notes or portion of the Notes redeemed. However, interest will continue to accrue if we default in the payment of the amount due upon redemption.
     SECTION 108. Redemption upon Death of a Beneficial Owner. Unless the Notes have been declared due and payable prior to the Stated Maturity by reason of an Event of Default, or have been previously redeemed or otherwise repaid, the Representative (as hereinafter defined) of a deceased Beneficial Owner (as hereinafter defined) of the Notes has the right to request redemption prior to the Stated Maturity of all or part of his or her Notes, and the Company will redeem the same, subject to the limitations that the Company will not be obligated to redeem, during the period from the Original Issue Date through and including June 1, 2007 (the “Initial Period”), and, during any twelve-month period that ends on and includes each June 1 thereafter (each such twelve-month period being hereinafter referred to as a “Subsequent Period”), (i) on behalf of a deceased Beneficial Owner Notes with a principal amount in excess of $25,000 aggregate principal amount or (ii) Notes exceeding $4,000,000 in aggregate principal amount from all deceased Beneficial Owners.
     The Company may, at its option, redeem any deceased Beneficial Owner’s Notes in the Initial Period or any Subsequent Period in excess of the $25,000 limitation. Any such redemption by the Company, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $4,000,000 aggregate limitation for the Notes for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period. The Company may, at its option, redeem deceased Beneficial Owners’ Notes in the Initial Period or in any Subsequent Period in an aggregate principal amount exceeding the $4,000,000 aggregate limitation. Any such redemption by the

Company, to the extent it exceeds the $4,000,000 aggregate limitation, shall not reduce the $4,000,000 aggregate limitation for any succeeding Subsequent Period. On any determination by the Company to redeem Notes in excess of the $25,000 limitation or the $4,000,000 aggregate limitation, such Notes shall be redeemed in the order of the receipt of Redemption Requests (as hereinafter defined) by the Trustee.
     A request for redemption of a Note may be initiated by the personal representative or other person authorized to represent the estate of the deceased Beneficial Owner or from a surviving joint tenant(s) or tenant(s) by the entirety or the trustee of a trust (each, a “Representative”). A Representative may initiate a request for redemption at any time and in any principal amount, provided that the principal amount is in integral multiples of $1,000. The Representative shall deliver its request to the Participant (as hereinafter defined) through whom the deceased Beneficial Owner owned the Note to be redeemed, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant, any waivers, notices or certificates as may be required under applicable state or federal law and any other evidence of the right to such redemption as the Participant requires. The request must specify the principal amount of the Notes to be redeemed. Subject to the rules and arrangements applicable to the Depository, the Participant will then deliver to the Depository a request for redemption substantially in the form attached to the Notes as Annex A (a “Redemption Request”). The Depository will, upon receipt of a Redemption Request, forward the same to the Trustee. The Trustee is required to maintain records with respect to Redemption Requests received by it, including the date of receipt, the name of the Participant filing the Redemption Request and the status of each Redemption Request with respect to the $25,000 limitation and the $4,000,000 aggregate limitation. The Trustee will immediately file with the Company each Redemption Request it receives, together with the information regarding the eligibility of the Redemption Request with respect to the $25,000 limitation and the $4,000,000 aggregate limitation. The Company, the Depository and the Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility (a) for reviewing any documents submitted to the Participant by the Representative or (b) for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.
     Subject to the $25,000 limitation and the $4,000,000 aggregate limitation, the Company will, after the death of any Beneficial Owner, redeem such Beneficial Owner’s Note on the next Interest Payment Date occurring not less than 30 days following receipt by the Company of a Redemption Request from the Trustee. If Redemption Requests exceed the $4,000,000 aggregate limitation during the Initial Period or any Subsequent Period, then such excess Redemption Requests will be applied, in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. The Company may, at any time, notify the Trustee that it will redeem on the next Interest Payment Date not less than 30 days thereafter, all or any lesser amount of Notes for which Redemption Requests have been received but which are not then eligible for redemption by reason of the $25,000 limitation or the $4,000,000 aggregate limitation. Any Notes so redeemed shall be redeemed in the order of receipt of Redemption Requests by the Trustee.

     The price to be paid by the Company for the Notes to be redeemed pursuant to a Redemption Request is 100% of the principal amount thereof plus accrued and unpaid interest to the date of payment. Subject to arrangements with the Depository, payment for Notes to be redeemed shall be made to the Depository upon presentation of the Notes to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depository which are to be fulfilled in connection with such payment. The principal amount of any Notes acquired or redeemed by the Company other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this Section 108 shall not be included in the computation of either the $25,000 limitation or the $4,000,000 aggregate limitation for the Initial Period or any Subsequent Period.
     For purposes of this section, a “Beneficial Owner” means the person who has the right to sell, transfer or otherwise dispose of a Note and the right to receive the proceeds therefrom, as well as the interest and principal payable to the Holder thereof. In general, a determination of beneficial ownership in the Notes will be subject to the rules, regulations and procedures governing the Depository and institutions that have accounts with the Depository or a nominee thereof (“Participants”).
     For purposes of this section, a Note held in tenancy by the entirety, by joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner, and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a person who, during his or her lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Notes will be deemed the death of the Beneficial Owner, regardless of the recordation of such ownership on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Company. Such rights shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh H.R. 10 plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one person has substantially all of the rights of a Beneficial Owner during such person’s lifetime.
     In the case of a Redemption Request that is presented on behalf of a deceased Beneficial Owner and that has not been fulfilled at the time the Company gives notice of its election to redeem the Notes pursuant to Section 107 hereof, the Notes that are the subject of such pending Redemption Request shall be redeemed pursuant to Section 107 hereof prior to any other Notes.
     Any Redemption Request may be withdrawn by the person(s) presenting such request upon delivery of a written request for such withdrawal given by the Participant on behalf of such person(s) to the Depository and by the Depository to the Trustee not less than 60 days prior to the Interest Payment Date on which such Notes are first eligible for redemption.
     The Company may, at its option, purchase any Notes for which Redemption Requests have been received in lieu of redeeming such Notes. Any Notes so purchased by the Company shall either be reoffered for sale and sold within 180 days after the date of purchase or presented to the Trustee for redemption and cancellation.

     During such time or times as the Notes are not represented by a Global Security and are issued in definitive form, all references to Participants and the Depository, including the Depository’s governing rules, regulations and procedures, shall be deemed deleted, all determinations which under this Section the Participants are required to make shall be made by the Company (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner), all Redemption Requests, to be effective, shall be delivered by the Representative to the Trustee, with a copy to the Company, and shall be in the form of a Redemption Request (with appropriate changes mutually agreed to by the Trustee and the Company to reflect the fact that such Redemption Request is being executed by a Representative (including provision for signature guarantees)) and, in addition to all documents that are otherwise required to accompany a Redemption Request, shall be accompanied by the Note that is the subject of such request and, if applicable, a properly executed assignment or endorsement. If the record interest in the Note is held by a nominee of the deceased Beneficial Owner, a certificate or letter from such nominee attesting to the deceased’s ownership of a beneficial interest in the Note must also be delivered.
     SECTION 109. Mandatory Redemption. Upon the occurrence of a Mandatory Redemption Event, the Company shall redeem the Notes, in whole but not in part, prior to the Stated Maturity upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. A Mandatory Redemption Event will be deemed to have occurred at the time that the Trustee receives written notice from the Insurer of the occurrence of a Mandatory Redemption Event. Any notice of redemption required to be given by the Trustee in connection with a redemption required by this Section 109 need not be given earlier than 15 days after the date the Trustee receives notice of a Mandatory Redemption Event pursuant to this Section 109.
     Notice of redemption shall be given as provided in Section 3.02 of the Original Indenture.
ARTICLE 2
Special Insurance Provisions
     SECTION 201. Supplemental Indentures. The consent of the Insurer shall be required with respect to any amendment or supplement to the Indenture affecting the Insurer’s rights and remedies under Section 202 hereof or otherwise requiring the consent of the Holders of the Notes pursuant to Section 10.02 of the Original Indenture. The Company shall deliver to any rating agency rating the Notes notice of each such amendment or supplement and a copy thereof at least 15 days in advance of its execution or adoption and provide the Insurer with a full transcript of all proceedings relating to the execution of any such amendment or supplement.
     SECTION 202. Events of Default and Remedies. Subject to Section 15.06 of the Original Indenture and to the Trust Indenture Act, including, without limitation, Sections 316(a)(1) and 317(a) thereof, if an Event of Default occurs and is continuing, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of the Notes or the Trustee for the benefit of the Holders of the Notes under the Indenture, including, without limitation, (i) the right to accelerate the principal of the Notes as provided in

Section 6.01 of the Original Indenture, and (ii) the right to annul any such declaration of acceleration, and the Insurer shall also be entitled to approve any waiver of an Event of Default with respect to the Notes, the obligation of the Trustee to comply with any such direction to be subject to compliance with the conditions set forth in Sections 6.12 and 7.02(d) of the Original Indenture (as if references in those Sections to Holders were references to the Insurer) and the protections provided to the Trustee by Section 7.01(c) of the Original Indenture shall be applicable with respect to any direction from the Insurer given pursuant hereto (as if references in said Section to Holders were references to the Insurer). The Insurer shall be entitled to notify the Trustee and the Company of a default referred to in Section 6.01(d) of the Original Indenture relating to the Notes as if it were the Holder of at least 25% in principal amount of the Outstanding Notes, provided that such notice shall otherwise conform to the requirements of said Section 6.01(d).
     The Trustee shall give the Insurer immediate notice of any default in the payment of the principal or interest on the Notes (the obligation of the Trustee to give such notice to be deemed satisfied if the Trustee shall have provided the notice required by Section 203(a) hereof). The Trustee or the Company shall give the Insurer notice of any event which with the giving of notice or the passage of time would constitute an Event of Default with respect to the Notes within 30 days of the Trustee’s or the Company’s actual knowledge thereof, provided that the Trustee shall not be deemed to have knowledge thereof unless a Responsible Officer of the Trustee assigned to its Corporate Trust Office shall have actual knowledge thereof or unless the Trustee shall have received written notice thereof from the Company or the Holders of at least 25% in principal amount of the Notes then Outstanding.
     No effect shall be given to payments made under the Policy in determining whether an Event of Default with respect to the Notes has occurred or is continuing.
     SECTION 203. Insurance Policy Payment Procedures. (a) If, on any Interest Payment Date for the Notes there is not on deposit with the Trustee sufficient moneys available to pay all principal of and interest on the Notes due on such date, the Trustee shall immediately notify the Insurer and the Fiscal Agent of the amount of such deficiency. If, by the day following said Interest Payment Date, the Company has not provided the amount of such deficiency, the Trustee shall simultaneously make available to the Insurer and to the Fiscal Agent the registration books for the Notes maintained by the Trustee. In addition:
     (i) The Trustee shall provide the Insurer with a list of the Holders entitled to receive principal or interest payments from the Insurer under the terms of the Policy and shall make arrangements for the Insurer and its Fiscal Agent (1) to mail checks or drafts to Holders entitled to receive full or partial interest payments from the Insurer and (2) to pay principal of the Notes surrendered to the Fiscal Agent by the Holders entitled to receive full or partial principal payments from the Insurer; and
     (ii) The Trustee shall, at the time it makes the registration books available to the Insurer pursuant to (i) above, notify Holders entitled to receive the payment of principal of or interest on the Notes from the Insurer (1) as to the fact of such entitlement, (2) that the Insurer will remit to them all or part of the interest payments coming due subject to the terms of the Policy, upon proof of a Holder’s entitlement to interest payments and delivery to the Insurer, in form satisfactory to the Insurer, of an appropriate assignment of the Holder’s right to payment, (3) that, except as provided in paragraph (b) below, in the event that any Holder is entitled to receive full payment of principal from the Insurer, such Holder must tender his Note with the instrument of transfer in the form provided on the Note executed in the name of the Insurer, and (4) that, except as provided in paragraph (b) below, in the event that such Holder is entitled to receive partial payment of principal from the Insurer, such Holder must tender his Note for payment first to the Trustee, which shall note on such Note the portion of principal paid by the Trustee, and then, with an acceptable form of assignment executed in the name of the Insurer, to the Fiscal Agent, which will then pay the unpaid portion of principal to the Holder subject to the terms of the Policy.
     (b) In the event that the Trustee has notice that any payment of principal of or interest on a Note has been recovered from a Holder pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time it provides notice to the Insurer, notify all Holders that in the event that any Holder’s payment is so recovered, such Holder will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Notes which have been made by the Trustee and subsequently recovered from Holders, and the dates on which such payments were made.
     (c) The Insurer shall, to the extent it makes payment of principal of or interest on the Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy and, to evidence such subrogation, (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Insurer’s rights as subrogee on the registration books maintained by the Trustee upon receipt from the Insurer of proof of the payment of interest thereon to the Holders of such Notes and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Insurer’s rights as subrogee on the registration books for the Notes maintained by the Trustee upon surrender of the Notes by the Holders thereof, together with proof of the payment of principal thereof to the Holders of such Notes. Notwithstanding anything in the Officers’ Certificate and Authentication Order, the Indenture or the Notes to the contrary, the Trustee shall make payment of such past due interest and past due principal directly to the Insurer to the extent that the Insurer is a subrogee with respect thereto.
     SECTION 204. Application of Term “Outstanding” to Notes. In the event that the principal and/or interest due on the Notes shall be paid by the Insurer pursuant to the Policy, the Notes shall remain Outstanding for all purposes of the Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of the Indenture and all covenants, agreements and other obligations of the Company to the Holders of the Notes shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Holders to the extent of each such payment.
     SECTION 205. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of the Indenture, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

     SECTION 206. Concerning the Special Insurance Provisions. The provisions of this Article 2 shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.
ARTICLE 3
Amendment of Original Indenture
     SECTION 301. Amendment of Original Indenture. Effective on June 20, 2006, the Original Indenture is amended as follows:
     (a) Section 1.01 of the Original Indenture is amended so as to add the following definitions:
     Consolidated Total Assets:
     “Consolidated Total Assets” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the total assets of the Company and its Subsidiaries as set forth or reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP.
     GAAP:
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     Subsidiary:
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
(b) Section 4.07 of the Original Indenture is amended by:
(i) restating clause (12) thereof in its entirety to read as follows:
“12. liens on the assets of any limited liability company organized under a limited liability company act of any state in which a limited liability company is permitted to be treated as a partnership or disregarded for federal income tax purposes.”

and (ii) with respect to the Notes and each series of Debt Securities issued on or after June 20, 2006, restating the final paragraph thereof in its entirety to read as follows:
     “With respect to any Debt Securities issued on or after June 20, 2006, liens not permitted by paragraphs 1 through 12 above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all consolidated indebtedness of the Company secured by such liens does not exceed 10% of the Company’s Consolidated Total Assets.”
     For the avoidance of doubt, the amendment contained in this Section 301(b)(ii) shall not apply to any Debt Securities issued prior to June 20, 2006.
ARTICLE 4
Miscellaneous Provisions
     SECTION 401. Concerning the Trustee. The Trustee accepts the trusts of the Indenture and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, to which the parties hereto and the Holders from time to time agree. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company.
     SECTION 402. Defeasance. The provisions of Article Thirteen of the Original Indenture shall apply to the Notes.
     SECTION 403. Sinking Fund. The Notes are not entitled to the benefits of any sinking fund.
     SECTION 404. Notices. The address for any notice or demand under this Third Supplemental Indenture for each of the parties shall be as follows:
If to the Company:
Piedmont Natural Gas Company, Inc.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210
Attention: Robert O. Pritchard, Treasurer
If to the Trustee:
Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Louis Piscitelli, Vice President
If to the Insurer:
Financial Guaranty Insurance Company
125 Park Avenue
New York, New York 10017
Attention: Risk Management

If to the Fiscal Agent:
U.S. Bank Trust National Association
100 Wall Street, 19th Floor
New York, New York 10005
Attention: Corporate Trust Department
     SECTION 405. Miscellaneous.
     (a) Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.
     (b) All the covenants, stipulations, promises and agreements in this Third Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.
     (c) This Third Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.
     (d) If any provision of the Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of or govern the Indenture, such latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.
     (e) The titles and headings of the sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
     (f) This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same instrument.
     (g) In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.
[Signature page to follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and attested, all as of the date first above written.

ATTEST:		PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Martin C. Ruegsegger	By:	/s/ Robert O. Pritchard

	Secretary		Name: Robert O. Pritchard
Title: Vice President and Treasurer

ATTEST:		CITIBANK, N.A.,
as Trustee

By:	/s/ Nancy Forte	By:	/s/ Louis Piscitelli

	Assistant Vice President		Name: Louis Piscitelli
Title: Vice President

EXHIBIT A
FORM OF NOTE
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS DEBT SECURITY IS A BOOK-ENTRY DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS DEBT SECURITY IS EXCHANGEABLE FOR DEBT SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBT SECURITY (OTHER THAN A TRANSFER OF THIS DEBT SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
PIEDMONT NATURAL GAS COMPANY, INC.
6.25% Insured Quarterly Notes Series 2006, Due 2036

No. ___	$
CUSIP No. 720186 AF2
     PIEDMONT NATURAL GAS COMPANY, INC., a corporation validly existing under the laws of the State of North Carolina (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                      ($          ) on June 1, 2036 and to pay interest thereon from June 20, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 1, June 1, September 1 and December 1 (each an “Interest Payment Date”) in each year, commencing September 1, 2006 at the rate of 6.25% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 6.25% per annum on any overdue principal and on any overdue installment of interest. The amount of interest payable on any Interest Payment Date

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will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the regular Record Date for such interest, which shall be the February 15, May 15, August 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a redemption date as provided in the Indenture will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular Record Date and will be paid to the Person in whose name the Notes are registered at the close of business on a subsequent record date established for the payment of such defaulted interest by notice given by mail or on behalf of the Company to the Holders no less than fifteen (15) days preceding such subsequent record date, such record date to be not less than five (5) days preceding the date of payment of such defaulted interest or in any other lawful manner acceptable to the Trustee.
     Payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Date. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date would otherwise be a day that is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.
     Payment of the principal of and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on this Security (other than interest payable at maturity) will be made, at the option of the Company, by wire transfer to the holders entitled thereto who have provided appropriate wire transfer instructions to the Trustee or by check mailed to the address of the holder as such address shall appear in the Debt Security Register; provided, however, that if this Security is a Book-Entry Debt Security the Depository, as holder of this Security, shall be entitled to receive payment of interest by wire transfer of immediately available funds. Notices regarding changes of address shall be effective upon recordation in the Debt Securities Register. Payment of the principal of and interest on this Security payable at maturity will be made in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or such other office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, provided, however, that if this Security is a Book-Entry Debt Security the Depository, as holder of this Security, shall be entitled to receive payment of interest by wire transfer of immediately available funds in accordance with the arrangements with the Depository.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated: June      , 2006

ATTEST:		PIEDMONT NATURAL GAS COMPANY, INC.

By:		By:

	(Signature)		(Authorized Signature)

[Seal]

CERTIFICATE OF AUTHENTICATION
     This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated: June      , 2006

CITIBANK, N.A., as Trustee
By:
(Authorized Signature)

(Reverse Side of Note)
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1993, as amended (herein called the “Indenture”), between Piedmont Natural Gas Company, Inc., a New York corporation and the predecessor to the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Book-Entry Debt Security representing $                principal amount of the series of Securities designated on the face hereof.
     The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Security at any time and from time to time on or after June 1, 2011, upon not less than 30 nor more than 60 days’ notice, without premium or penalty, in whole or in part, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the applicable redemption date (the “Redemption Price”).
     This Security shall be subject to mandatory redemption, in whole but not in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date, upon the occurrence of: (a) the following series of events: (i) the Company consolidates, merges, reorganizes or otherwise transfers substantially all of its assets, (ii) the consolidation, merger, reorganization or transfer of assets results in the Company no longer being engaged in the business of the distribution of natural gas in North Carolina, South Carolina and Tennessee, (iii) the obligations of the Company under the Indenture are neither assumed nor guaranteed by the resulting entity that is thereafter to engage in the distribution of natural gas in North Carolina, South Carolina and Tennessee, (iv) the Insurer has not consented to such consolidation, merger, reorganization or transfer and (v) the Insurer notifies the Trustee in writing that the Notes shall be called for redemption, or (b) the Company’s failure to make, when due, any premium payment required under the Insurance Agreement, dated as of June 20, 2006 (the “Insurance Agreement”), by and between the Company and Financial Guaranty Insurance Company (the “Insurer”) within ten (10) days after receipt by the Company of written notice thereof from the Insurer, and the Insurer does not consent to or waive such failure.
     Subject to the conditions and restrictions contained in the Indenture, this Security may be redeemed in whole or in part at the Redemption Price, at the request of the Representative of the deceased beneficial owner of this Security pursuant to a Redemption Request attached hereto as Annex A.
     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. This Security will not have a sinking fund.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfers hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Debt Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transfers or transferees.
     This global Book-Entry Debt Security is exchangeable for Securities in definite form only under certain limited circumstances set forth in the Indenture. Securities of this series so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
     No service charge shall be made for any such registration of transferor exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
STATEMENT OF INSURANCE
     Financial Guaranty Insurance Company (the “Insurer”) has issued a surety bond containing the following provisions with respect to this Security, such policy being on file at the Corporate Trust Office of the Trustee, as paying agent (the “Paying Agent”):
     The Insurer hereby unconditionally and irrevocably agrees to pay for disbursement to the Holders that portion of the principal of and interest on this Security which is then Due for Payment and which the Company shall have failed to provide. Due for Payment means, with respect to principal of this Security, the stated maturity date of this Security and the date of mandatory redemption of this Security at the option of a representative of any deceased beneficial owner of this Security, in the case of principal, and on the interest payment dates, in the case of interest, and does not refer to any earlier date on which the payment of principal of this Security is due by reason of call for redemption (other than described above), acceleration or other advancement of maturity, and with respect to interest on this Security, the stated date for payment of such interest, including interest payable at the stated maturity date and interest (but not premium) payable on the date of mandatory redemption.
     Upon receipt of telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from a Holder or the Paying Agent to the Insurer that the required payment of principal or interest (as applicable) has not been made by the Company to the Paying Agent, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with U.S. Bank Trust National Association, or its successor as its agent (the “Fiscal Agent”), sufficient to make the portion of such payment not paid by the Company. Upon presentation to the Fiscal Agent of evidence satisfactory to it of the Holder’s right to receive such payment and any appropriate instruments of assignment required to vest all of such Holder’s right to such payment in the Insurer, the Fiscal Agent will disburse such amount to the Holder.
     As used in this section, the term “Holder” means the person other than the Company or the borrower(s) of note proceeds who at the time of nonpayment of this Security is entitled under the terms of this Security to payment thereof.
     The policy is non-cancellable for any reason.
FINANCIAL GUARANTY INSURANCE COMPANY

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in	UNIF GIFT MIN ACT-		Custodian

	common		(Cust)		(Minor)
TEN ENT-	as tenants by the
	entireties		under Uniform Gifts to
JT TEN-	as joint tenants		Minors Act
with right of
survivorship and

	not as tenants in common		(State)
Additional abbreviations may also be used
though not on the above list.
     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

ANNEX A
FORM OF REDEMPTION REQUEST
PIEDMONT NATURAL GAS COMPANY, INC.
___% SENIOR INSURED QUARTERLY NOTES SERIES 2006
(THE “NOTES”)
CUSIP NO. 720186 AF2
     The undersigned,                      (the “Participant”), does hereby certify, pursuant to the provisions of that certain Indenture, dated as of April 1, 1993, as supplemented and amended (the “Indenture”) made by and between Piedmont Natural Gas Company, Inc. (the “Company”) and Citibank, N.A., as Trustee (the “Trustee”), to The Depository Trust Company (the “Depositary”), the Company and the Trustee that:
     1. [Name of deceased Beneficial Owner] is deceased.
     2. [Name of deceased Beneficial Owner] had a $                     interest in the above referenced Notes.
     3. [Name of Representative] is [Beneficial Owner’s personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety/trustee of a trust] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $                     principal amount of said Notes be redeemed pursuant to said Indenture. The documents accompanying such request, all of which are in proper form, are in all respects satisfactory to the undersigned and [Name of Representative] is entitled to have the Notes to which this Request relates redeemed.
     4. The Participant holds the interest in the Notes with respect to which this Request for Redemption is being made on behalf of [Name of deceased Beneficial Owner].
     5. The Participant hereby certifies that it will indemnify and hold harmless the Depositary, the Trustee and the Company (including their respective officers, directors, agents, attorneys and employees), against all damages, loss, cost, expense (including reasonable attorneys’ and accountants’ fees), obligations, claims or liability (collectively, the “Damages”) incurred by the indemnified party or parties as a result of or in connection with the redemption of Notes to which this Request relates. The Participant will, at the request of the Company, forward to the Company, a copy of the documents submitted by [Name of Representative] in support of the request for redemption.
     IN WITNESS WHEREOF, the undersigned has executed this Redemption Request as of                     ,           .

[PARTICIPANT NAME]
By:
Name:
Title:

EXHIBIT B
CERTIFICATE OF AUTHENTICATION
     This is one of the Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A. as Trustee
By:
Authorized Officer

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